WABASH NATIONAL CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned Officers and Directors of Wabash National Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Richard J. Giromini and Mark J. Weber, and each of them acting individualy, as his or her true and lawful agents and attorneys-in-fact, for him or her in any and all capacities, with full power and authority in said agents and attorneys-in-fact, to sign a Registration Statement of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the sale of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon the exercise of that certain warrant issued to Trailer Investments, LLC on August 3, 2009, including all additional shares of Common Stock issuable thereunder or upon the transfer of such shares, and any amendment or amendments (including post-effective amendments) to such Registration Statement, granting unto said agents and attorneys-in-fact, with full power to each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

DATE	SIGNATURE AND TITLE

August 20, 2009	/s/ Richard J. Giromini
Richard J. Giromini
President, Chief Executive Officer and Director

August 31, 2009	/s/ Mark J. Weber
Mark J. Weber
Senior Vice President — Chief Financial Officer

August 21, 2009	/s/ Martin C. Jischke
Martin C. Jischke
Director

August 28, 2009	/s/ James G. Binch
James G. Binch
Director

August 20, 2009	/s/ Andrew C. Boynton
Andrew C. Boynton
Director

August 20, 2009	/s/ James D. Kelly
James D. Kelly
Director

August 21, 2009	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Director

August 28, 2009	/s/ Michael J. Lyons
Michael J. Lyons
Director

August 27, 2009	/s/ Thomas J. Maloney
Thomas J. Maloney
Director

August 20, 2009	/s/ Larry J. Magee
Larry J. Magee
Director

August 28, 2009	/s/ Vineet Pruthi
Vineet Pruthi
Director

August 20, 2009	/s/ Scott K. Sorensen
Scott K. Sorensen
Director

August 26, 2009	/s/ Ronald L. Stewart
Ronald L. Stewart
Director